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                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE AND MAY NOT BE TRANSFERRED WITHOUT: (i) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT; MINNESOTA SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE STATE; OR (ii) SUCH REGISTRATION.


                             STOCK PURCHASE WARRANT

                                   To Acquire

                        17,120 Shares of Common Stock of

                            INTRANET SOLUTIONS. INC.


                                                                      No. SW-004
                                                                   April 1, 1999

This certifies that, for value received, Andcor Companies, Inc., a Minnesota corporation, is entitled to subscribe for and purchase from IntraNet Solutions, Inc., a Minnesota corporation (the "Company"), at any time commencing on the date hereof and on or before 5:00 p.m. Minneapolis, Minnesota time, on March 31, 2004, 17,120 shares of the Company's $.01 par value common stock, at the Purchase Price set forth herein, subject to adjustment as hereinafter set forth.

         1. Definitions. For all purposes of this Warrant the following terms shall have the following meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         "Company" shall mean IntraNet Solutions, Inc., a Minnesota corporation, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

         "Other Securities" shall mean any stock (other than common stock) or other securities of the Company or any other person, (corporate or otherwise) which the Warrantholder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to common stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of common stock or Other Securities.





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         "Purchase Price" shall mean $6.56 per share of common stock (before adjustments, if any).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as in effect at the time.

         "Subscription Form" shall mean the subscription forms attached hereto or incorporated herein by reference.

         "Transfer" shall mean any sale, assignment, pledge or other imposition of any warrants and/or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of Section 2(3) of the Securities Act.

         "Warrant Shares" shall mean the shares of common stock purchase or purchasable by the Warrantholder upon the exercise of the Warrants pursuant to
Section 2 hereof.

         "Warrantholder" shall mean the holder or holders of the Warrants or any related Warrant Shares.

         "Warrants" shall mean the Warrants (including this Warrant), identical as to terms and conditions and date, except as to the number of shares of common stock for which they may be exercised, evidencing the right to purchase initially an aggregate of 17,120 shares of common stock, and all Warrants issued in exchange, transfer or replacement thereof.

         All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.

         2. Exercise of Warrant; Issuance of Certificate and Payment for Warrant Shares.

                  (a) The rights represented by this Warrant may be exercised at any time on or after the date hereof, and from time to time, prior to expiration hereof, by the Warrantholder, in whole or in part (but not as to less than 1,000 shares of the Company's common stock or as to any fractional share of common stock), by: (a) delivery to the Company of a completed Subscription Form; (b) surrender to the Company of this Warrant properly endorsed and signature guaranteed; and (c) delivery to the Company, or its counsel, of a certified or cashier's check made payable to the Company in an amount equal to the aggregate Purchase Price of the shares of common stock being purchased, at its office in Eden Prairie, Minnesota (or the office of its counsel or such other office or agency of the Company as the Company may designate by notice to the holder hereof). The Company agrees and acknowledges that the shares of common stock so purchased shall be deemed to be issued to the presenting Warrantholder as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, and the Subscription Form shall have been surrendered and payment made for such shares. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to the Warrantholder, a certificate or certificates representing the aggregate number of shares of common stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Warrantholder



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and shall be registered in the name of the Warrantholder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights of such holder to purchase the remaining shares of common stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2, except that, in case any such stock certificate or certificates shall be registered in a name or names other than the name of the Warrantholder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Warrantholder to the Company at the time of delivering this Warrant to the Company as mentioned above.

                  (b) In lieu of payment of the Purchase Price in cash, the Warrantholder may deliver the Purchase Price in the form of a portion of this Warrant (the "Cashless Exercise Value") determined as the product of (a) the number of warrant shares to be exchanged (including the number of warrant shares to be purchased upon exercise of the Warrant) and (b) the excess of (i) the closing market price of the Company's common stock on the trading day immediately preceding the exercise date as reported by The Nasdaq Stock Market over (ii) the Purchase Price. In the event the Purchase Price is delivered in the form of Cashless Exercise Value, the number of Warrant shares purchasable under the Warrant thereafter shall be reduced by the amount of Warrant shares exchanged in connection therewith; provided, however, that regardless of the form of payment used to deliver the Purchase Price upon any exercise of the Warrant the number of Warrant shares purchasable under the Warrant shall not exceed 17,120, subject to the provisions of Section 6.

         3. Ownership of this Warrant. The Company may deem and treat the registered Warrantholder as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Section 5 hereof

         4. Exchange, Transfer and Replacement. Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the Warrantholder to the Company at its office or agency described in Section 2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Warrantholder at the time of such surrender. Subject to Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the Warrantholder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection




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with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this
Section 4.

         5. Restrictions on Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, neither this Warrant, nor the Warrant Shares, shall be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant agrees that such holder will not transfer this Warrant, nor the related Warrant Shares: (a) prior to delivery to the Company of an opinion of counsel satisfactory to the Company and its counsel stating that such transfer is exempt from registration under the Securities Act and applicable state securities laws; or (b) until registration of such Warrants and/or Warrant Shares under the Securities Act has become effective and continues to be effective at the time of such transfer. An appropriate legend may be endorsed on the Warrants and the certificates representing the Warrant Shares evidencing these restrictions, and a stop order may be placed on the Company's transfer records.

         6. Antidilution Provisions. The rights granted hereunder are subject to the following:

                  (a) Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Warrantholder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment;

                  (b) Stock Split, Stock Dividends and Reverse Splits. In case the Company shall at any time divide the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, in case the outstanding shares of its common stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such share of common stock;

                  (c) Reorganization, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would




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have been issued or delivered to the holder of this Warrant if it had exercised this Warrant and had received such shares of common stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase; provided, however, that the issuance of additional capital stock of the Company to persons other than the Warrantholder in a manner not discussed in this Section 6 shall not result in any adjustment in the Purchase Price or increase in the number of shares subject to this Warrant; and

            (d) Notice. Upon any adjustment of the Purchase Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the acts upon which such calculation is based.

         7. Special Agreements of the Company. The Company covenants and agrees that:

            (a) Will Reserve Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, the number of shares of authorized but unissued common stock deliverable upon the exercise of the Warrants, and it will have at all times any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all of its obligations hereunder;

            (b) Will Secure Governmental Approvals. If any shares of common stock required to be reserved for the purposes of exercise of the Warrants require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of the Warrants, the Company, will, at its exercise of the Warrants, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be;

            (c) Will Open Books. The Company will keep its books open for transfer of any Warrant and/or Warrant Shares except as otherwise provided by law; and

         8. Notices. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered or sent by certified mail to each Warrantholder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified mail to the principal office of the Company


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located at 8901 Wallace Road, Eden Prairie, Minnesota 55344, or such other address as shall have been furnished to the Warrantholders by the Company.


            9. No Rights as Shareholders: Limitation of Liability. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of common stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            10. Governing Law. This Warrant shall be governed by, and construed under and in accordance with, the laws of the State of Minnesota.

            11. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer and attested effective the 1st day of April, 1999.

                                        INTRANET SOLUTIONS, INC.



                                        By:  /s/ Gregg A. Waldon
                                            --------------------------
                                        Its:  Chief Financial Officer
                                            --------------------------




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                            FULL SUBSCRIPTION FORM


                     TO BE EXECUTED BY THE REGISTERED HOLDER
              IF IT DESIRES TO EXERCISE IN FULL THE WITHIN WARRANT


         The undersigned hereby exercises the right to purchase the ______________ shares of common stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_____________ representing the Purchase Price of $6.56 per share in effect at that date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription. I realize that this is a speculative venture and that earnings therefrom are uncertain, if they shall exist at all.

         I understand that the Company is issuing these shares to me in accordance with the exemption from registration under Section 4(2), 4(6) or (3)b of the Securities Act of 1933 ("Act") afforded to transactions not involving any public offering and that the aforesaid exemption from registration is not available if I acquire the shares with a view to distribution of said shares in a manner prohibited by the provisions of the Act. I represent to the Company and its counsel that I am a resident of the State of ___________, that I am acquiring said shares for my own account, and not as nominee for any other person or entity, for investment and not for distribution. I also acknowledge receipt of all the detailed information concerning the Company, including information regarding risks related to the Company, and the Company's capitalization, properties, management and contracts, that I have considered necessary to make a fully informed investment decision.













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         I understand and agree that the stock certificate(s) evidencing the shares will be stamped with the following legend and that I will comply with the terms of said legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THERETO. THE REGISTERED HOLDER OF SUCH SHARES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SHARES UNTIL EITHER: (1) THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED; OR (2) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES AND SUCH DISPOSITION HAS BECOME EFFECTIVE UNDER THE ACT.



                                      Signature: ___________________________
                                      Address: _____________________________
                                               _____________________________
                                               _____________________________

                                      SSN or Federal I.D. Number: __________
                                      Phone No.:____________________________
                                      Facsimile No.:________________________





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B-2
30228
                            PARTIAL SUBSCRIPTION FORM

                     TO BE EXECUTED BY THE REGISTERED HOLDER
             IF IT DESIRES TO EXERCISE, IN PART, THE WITHIN WARRANT


         The undersigned hereby exercises the right to purchase _____________ of the total shares of common stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $ ____ representing the Purchase Price of $6.56 per share in effect at this date. Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription. I realize that this is a speculative venture and that earnings therefrom are uncertain.

         (THE FOLLOWING PARAGRAPH NEEDS BE COMPLETED ONLY IF THE PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK SPECIFIED IN THE WITHIN WARRANT HAVE BEEN ADJUSTED PURSUANT TO SECTION 6.)

         The shares hereby subscribed for constitute shares of common stock (to the nearest whole share) resulting from adjustment of _______ shares of the total of ________ shares of common stock covered by the within Warrant, as said shares were constituted at the date of the Warrant.

         I understand that the Company is issuing these shares to me in accordance with the exemption from registration under Section 4(2), 4(6) or 3(b) of the Securities Act of 1933 ("Act") afforded to transactions not involving any public offering and that the aforesaid exemption from registration is not available if I acquire the shares with a view to distribution of said shares in a manner prohibited by the provisions of the Act. I represent to the Company and its counsel that I am a resident of the State of __________________, that I am acquiring said shares for my own account, and not as nominee for any other person or entity, for investment and not for distribution. I acknowledge receipt of all the detailed information concerning the Company, including information regarding risks related to the Company, and the Company's capitalization, properties, management and contracts, that I have considered necessary to make an informed investment decision.







         I understand and agree that the stock certificate(s) evidencing the shares will be stamped with the following legend and that I will comply with the terms of said legend:






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         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THERETO. THE REGISTERED HOLDER OF SUCH SHARES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SHARES UNTIL EITHER: (1) THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED; OR (2) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES AND SUCH DISPOSITION HAS BECOME EFFECTIVE UNDER THE ACT.




                                   Signature: ___________________________
                                   Address: _____________________________
                                            _____________________________
                                            _____________________________

                                   SSN or Federal I.D. Number: __________
                                   Phone No.:____________________________
                                   Facsimile No.:________________________






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